[LOGO]                                                             News Release

FOR IMMEDIATE RELEASE

Nov. 1, 2007

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Laura Kottkamp (804) 819-2254, Laura.E.Kottkamp@dom.com

DOMINION ANNOUNCES THIRD QUARTER 2007 EARNINGS

•	Company affirms 2008 operating earnings outlook of $6.10 to $6.25 per share and at least 6 percent annual growth thereafter
●	Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) announced today earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2007, of $2.3 billion ($7.24 per share) compared with GAAP earnings of $654 million ($1.85 per share) for the same period last year.

Operating earnings for the three months ended Sept. 30, 2007, were $551 million ($1.72 per share) compared with operating earnings of $664 million ($1.88 per share) for the three months ended Sept. 30, 2006.  Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s annual incentive plan and for its targeted dividend payouts.  Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In addition to differences between GAAP and operating earnings recorded through the third quarter of 2007, the company notes that there could be differences between remaining 2007 GAAP and operating earnings for matters such as, but not limited to, divestitures. While Dominion management is currently not able to estimate precisely the impact, if any, of these items on GAAP earnings, it does expect GAAP earnings to exceed operating earnings for the year.

Business segment results and detailed descriptions of items included in 2007 and 2006 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“This quarter’s performance reflects where we are going and where we have been. We completed the sale of our non-Appalachian E&P properties for approximately $13.9 billion. We were able to reduce $3.3 billion of debt and repurchase $5.8 billion of common stock with the proceeds. We also plan to use these dollars for the termination of the State Line long-term power purchase sales agreement, a transaction that is more accretive than repurchasing additional shares.

“We met a new peak demand of 19,688 megawatts in our Dominion Virginia Power service area, surpassing the old record by 300 megawatts. We raised the roofs on both expansion tanks under construction at Dominion Energy’s Cove Point facility. And, as part of our ongoing review to improve our return on invested capital, we completed the sale of our partially completed Dresden plant.

“With confidence in Dominion’s future earnings stability and the strength of our fundamentals, the board of directors increased the quarterly common stock dividend rate 11 percent to 79 cents per share and set a policy to achieve a 2010 payout ratio of 55 percent. Considering our expected operating earnings per share growth rate of 6 percent or more annually after 2008, shareholders should expect similar-sized dividend rate increases in 2009 and 2010 in order to reach our targeted payout ratio. Additionally, the board approved a two-for-one stock split that will lower the entry point for shareholders to invest in our company.

“Our ability to operate at a high standard, while unlocking trapped value across the portfolio, strengthens our belief that we are well positioned to achieve our operating earnings forecast of $6.10 to $6.25 per share next year and to grow operating earnings per share at an annual rate of at least 6 percent thereafter.”

In providing its operating earnings outlook, the company notes that there could be differences between expected 2008 GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings outlook.

Third-quarter 2007 operating earnings compared with 2006

Third-quarter 2007 operating earnings of $1.72 per share compare with operating earnings of $1.88 per share in the third quarter of 2006.  The decrease is primarily attributable to lower natural gas and oil production due to the sale of Dominion’s non-Appalachian E&P properties, the absence of a benefit from business interruption insurance recorded in the third quarter of 2006, lower contributions from the company’s producer services and gas transmission businesses and the nonrecurrence of gains from the sales of excess emissions allowances.  These negative drivers were partially offset by lower Virginia fuel expenses due to the reapplication of deferred fuel accounting, higher contributions from the merchant generation business, lower interest expenses and lower average common shares outstanding.  Complete details of third-quarter 2007 operating earnings compared with third-quarter 2006 operating earnings can be found on Schedules 4 and 5 of this release.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EDT on Thursday, Nov. 1.  Dominion management will discuss its third-quarter financial results as well as other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9871.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT Nov. 1 and lasting until 11 p.m. EST Nov. 8.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 23716573.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Nov. 1.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 26,500 megawatts of generation, 7,800 miles of natural gas transmission pipeline and 1 Tcfe of proved natural gas and oil reserves. Dominion also owns and operates the nation's largest underground natural gas storage system with about 960 billion cubic feet of storage capacity and serves retail energy customers in 11 states. For more information about Dominion, visit the company's Web site at http://www.dom.com.

This news release contains certain forward-looking statements, including our forecasted operating earnings for 2008 as well as projected future long-term operating earnings growth rates and projected dividend payout ratios, that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures (including our divestiture of The Peoples Natural Gas Company and Hope Gas, Inc.), estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, risks associated with the realignment of our operating assets, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2007	2006	Change
Operating Revenue (GAAP Based)	$3,589	$3,973	$(384)

Earnings:
Dominion Delivery	$74	$78	$(4)
Dominion Energy	61	102	(41)
Dominion Generation (1)	403	253	150
Dominion Exploration & Production (1)	38	297	(259)
Corporate (1)	(25)	(66)	41
OPERATING EARNINGS	$551	$664	$(113)
Items excluded from operating earnings (2)	1,766	(10)	1,776
GAAP EARNINGS	$2,317	$654	$1,663

Common Shares Outstanding (average, diluted)	319.8	353.9

Earnings Per Share (EPS):
Dominion Delivery	$0.23	$0.22	$0.01
Dominion Energy	0.19	0.29	(0.10)
Dominion Generation (1)	1.26	0.71	0.55
Dominion Exploration & Production (1)	0.12	0.84	(0.72)
Corporate (1)	(0.08)	(0.18)	0.10
OPERATING EARNINGS	$1.72	$1.88	$(0.16)
Items excluded from operating earnings (2)	5.52	(0.03)	5.55
GAAP EARNINGS	$7.24	$1.85	$5.39

	Nine months ended September 30,
	2007	2006	Change
Operating Revenue (GAAP Based)	$11,980	$12,375	$(395)

Earnings:
Dominion Delivery	$356	$314	$42
Dominion Energy	232	277	(45)
Dominion Generation (1)	623	456	167
Dominion Exploration & Production (1)	314	615	(301)
Corporate (1)	(146)	(152)	6
OPERATING EARNINGS	$1,379	$1,510	$(131)
Items excluded from operating earnings (2)	861	(161)	1,022
GAAP EARNINGS	$2,240	$1,349	$891

Common Shares Outstanding (average, diluted)	340.6	350.9

Earnings Per Share (EPS):
Dominion Delivery	$1.05	$0.89	$0.16
Dominion Energy	0.68	0.79	(0.11)
Dominion Generation (1)	1.83	1.31	0.52
Dominion Exploration & Production (1)	0.92	1.75	(0.83)
Corporate (1)	(0.43)	(0.44)	0.01
OPERATING EARNINGS	$4.05	$4.30	$(0.25)
Items excluded from operating earnings (2)	2.53	(0.46)	2.99
GAAP EARNINGS	$6.58	$3.84	$2.74

(1)  Earnings have been recast to exclude income and losses from discontinued operations.
(2)  Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/

Schedule 2 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Nine months ended September 30, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•	$1.4 billion net benefit resulting from the sale of our U.S. non-Appalachian E&P businesses completed in the third quarter of 2007, including:
•	$2.1 billion net gain from the sale; partially offset by
•
$503 million in other charges including the effect of discontinuing hedge accounting for certain gas and oil hedges and subsequent changes in the fair value of these hedges ($347 million), settlement of volumetric production payment (VPP) agreements ($108 million), and employee-related expenses; and

•	$148 million in net charges related to the early retirement of debt associated with the completion of our debt tender offer in July 2007;
•	$119 million net benefit related to the release of tax valuation allowances;
•	$270 million of impairment charges related to our merchant generation assets including $252 million related to the sale of a partially completed generation facility (Dresden);
•	$140 million charge related to the expected termination of a power sales agreement at our State Line generating facility;
•
$158 million extraordinary item related to the re-application of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations;

•	$55 million in charges related to the impairment of certain Dominion Capital investments;
•	$32 million in charges related to litigation reserves;
•	$5 million net loss from the discontinued operations of three merchant generation facilities (Troy, Pleasants, Armstrong), a Dominion Capital subsidiary, and the Canadian E&P operations; and
•	$13 million in other charges.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310	$551		$1,379
Items excluded from operating earnings (after-tax):
Items related to the sale of U.S. non-Appalachian E&P business:
Net gain on sale	(2)	(56)	2,124		2,066
Other related charges	(6)	(482)	(15)		(503)
Net charges related to debt tender offer		15	(163)		(148)
Release of tax valuation allowances, net	(6)	70	55		119
Impairment of merchant generation assets		(252)	(18)		(270)
Charge related to the expected termination of the State Line power sales agreement			(140)		(140)
Extraordinary item related to the re-application of SFAS 71		(158)			(158)
Dominion Capital impairment of assets			(55)		(55)
Litigation reserves	(16)		(16)		(32)
Net income (loss) from discontinued operations	(22)	20	(3)		(5)
Other charges	(13)	3	(3)		(13)
Total items excluded from operating earnings	(65)	(840)	1,766		861
Reported net income	$453	($530)	$2,317		$2,240
Common shares outstanding (average, diluted) **	350.8	349.1	319.8		340.6
Operating earnings per share	$1.48	$0.89	$1.72		$4.05
Items excluded from operating earnings (after-tax)	(0.19)	(2.41)	5.52		2.53
Reported earnings per share	$1.29	($1.52)	$7.24		$6.58
*	YTD 2007 EPS may not equal sum of quarters due to share count differences.
**	As result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 3 – Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Twelve months ended December 31, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•
$183 million in losses from discontinued operations of three merchant generation facilities (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006 reflecting the impairment of assets ($164 million) and loss from normal operations ($19 million);

•	$33 million in income from the discontinued operations of our Canadian E&P business sold in June 2007;
•	$91 million in charges related to the impairment of certain Dominion Capital investments;
•	$73 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$37 million in charges due to the mark-to-market impact on certain interest rate swaps;
•
$34 million of impairment charges, including the cancellation of a pipeline project ($17 million) and from a change in method of assessing other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds ($15 million);

•	$11 million of incremental charges related to Hurricanes Katrina and Rita;
•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract;
•	$6 million gain on the sale of an investment in a natural gas storage development project; and
•	$5 million in other charges including charges related to the divestiture of oil and gas properties.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567	$279	$664	$271	$1,781
Items excluded from operating earnings (after-tax):
Discontinued operations - merchant generation facilities	(5)	(6)	(4)	(168)	(183)
Discontinued operations - Canadian E&P operations	5	20	3	5	33
Discontinued operations - Dominion Capital subsidiary		1		(1)	0
Dominion Capital related charges		(85)		(6)	(91)
Net charges related to the pending sale of Dominion Peoples
and Dominion Hope natural gas distribution companies	(21)	(7)	(7)	(38)	(73)
Mark-to-market impact related to certain interest rate swaps		(37)			(37)
Impairment of assets			(6)	(28)	(34)
Hurricanes Katrina and Rita	(7)	(3)	(1)		(11)
Merchant generation contract write-off	(6)				(6)
Gain on sale of natural gas storage development project			5	1	6
Other	1	(1)	0	(5)	(5)
Total items excluded from operating earnings	(33)	(118)	(10)	(240)	(401)
Reported net income	$534	$161	$654	$31	$1,380

Common shares outstanding (average, diluted)	348.1	350.5	353.9	353.8	351.6

Operating earnings per share	$1.63	$0.80	$1.88	$0.77	$5.07
Items excluded from operating earnings (after-tax)	(0.10)	(0.34)	(0.03)	(0.68)	(1.14)
Reported earnings per share	$1.53	$0.46	$1.85	$0.09	$3.93

*	YTD 2006 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Comparison of 3Q07 Earnings Drivers to 3Q06

	3Q07	3Q06
Description	Actual	Actual

GAAP earnings (mm) [1]	$2,317	$654
Operating earnings (mm) [1]	$551	$664
Average common shares outstanding, diluted (mm)	319.8	353.9
GAAP earnings per share [1]	$7.24	$1.85
Operating earnings per share [1]	$1.72	$1.88

Certain Items That Impacted Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [2]	$14	$17
SFAS 133 - (Hedge Ineffectiveness/Other) - After-tax (mm)	$1	$0
SFAS 133 - (Katrina/Rita Dedesignated Hedges) - After-tax (mm)	$0	$33
Virginia Fuel Underrecovery - After-tax (mm)	$0	($165)
Business Interruption Insurance - After-tax (mm)	$0	$171
Major Storms (primarily Tropical Storm Ernesto) - After-tax (mm)	$0	($9)
Emission Allowance Sales - After-tax (mm)	$0	$28

Natural Gas Production (Bcf) [3]	36.5	78.1
Liquids Production (mmbbls) [3]	0.8	6.1
Equivalent Natural Gas Production (Bcfe) [3]	41.6	114.5

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$6.24	$6.58
Avg. NYMEX Spot Price - Oil ($/bbl)	$75.15	$71.55

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [4]	$5.89	$6.34
Average Realized Price without Hedging Results - Liquids ($/bbl) [4]	$48.45	$58.59
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [4]	$6.17	$7.48

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [4]	$5.71	$4.19
Average Realized Price with Hedging Results - Liquids ($/bbl) [4]	$41.70	$32.78
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [4]	$5.87	$4.61

E&P Lifting Costs ($/mcfe) [4,5,6]	$1.37	$1.11
E&P DD&A Rate ($/mcfe) [4,5]	$1.70	$1.66

VPP Volumes Delivered (Bcf) [7]	0.0	13.5
VPP Net Revenue - Pre-tax ($mm) [7]	$0	$60
VPP Net Revenue - After-tax ($mm) [7]	$0	$37

Average PJM West Price (7x24) ($/MWh)	$58.56	$56.94
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$62.06	$58.82

Quarterly Common Dividend Rate ($/share)	$0.71	$0.69

1) Earnings have been recast to exclude income and losses from discontinued operations.
2) After-tax impact on utility base revenue.
3) Includes Dominion Transmission, excludes VPPs.
4) Dominion E&P Only.
5) E&P Lifting Cost and DD&A unit rates have been recast to exclude Canadian operations.
6) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received.
7) 3Q07 actual VPP volumes and revenues reflect the discontinuation of the original VPP agreements on May 31, 2007.

Schedule 5 - Reconciliation of 2007 Earnings to 2006

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2007 vs. 2006
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Regulated electric sales:
Weather	($1)	$0.00
Customer growth	3	0.01
Regulated gas sales - weather	(1)	0.00
Major storm damage and service restoration	7	0.02
Bad debt reserve	(4)	(0.01)
Other	(8)	(0.03)
Share Accretion	---	0.02
Change in contribution to operating earnings	($4)	$0.01

Dominion Energy
Producer services	($25)	($0.07)
Gas Transmission operations	(13)	(0.04)
Electric Transmission operations	(1)	0.00
Other	(2)	(0.01)
Share Accretion	---	0.02
Change in contribution to operating earnings	($41)	($0.10)

Dominion Generation
Regulated electric sales:
Weather	($2)	($0.01)
Customer growth	7	0.02
Virginia fuel expenses	165	0.47
Merchant generation margin	48	0.14
Sales of emissions allowances	(28)	(0.08)
Ancillary service revenues	10	0.03
Energy supply margin	(8)	(0.02)
Interest expense	(6)	(0.02)
Outage costs	(5)	(0.01)
Salary, wages and benefits expense	(4)	(0.01)
Other	(27)	(0.08)
Share Accretion	---	0.12
Change in contribution to operating earnings	$150	$0.55

Dominion E&P
Gas and Oil - production	($377)	($1.07)
Gas and Oil - prices	159	0.45
Operations and maintenance:
SFAS133 - M2M/Hedge Ineffectiveness	(32)	(0.09)
Other O&M	60	0.17
DD&A	78	0.22
Interest Expense	10	0.03
Business Interruption Insurance	(171)	(0.48)
Other	14	0.04
Share Accretion	---	0.01
Change in contribution to operating earnings	($259)	($0.72)

Corporate
Change in contribution to operating earnings	$41	$0.10

Change in consolidated operating earnings	($113)	($0.16)

Change in items excluded from operating earnings (1)	$1,776	$5.55

Change in net income (GAAP earnings)	$1,663	$5.39

(1) Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.